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                   MANAGEMENT CONSULTING CONTRACT
                   ------------------------------

THIS AGREEMENT is made as of the 30th day of September, 1999.

BETWEEN:

BRUCE ELLIOTT, of

(the "Consultant")

OF THE FIRST PART

AND:

CROSSNET VENTURES, INC.
a company incorporated pursuant to
the laws of the State of Nevada

("Crossnet")

OF THE SECOND PART


WHEREAS:

A.		Crossnet desires to pursue the India.com Internet
business plan developed by Elliott which is attached to this Agreement as Schedule A (the "India.com Business Plan").

B.		Crossnet and Elliott desire to enter into this
agreement in order to enable Crossnet to develop the India.com Business Plan and to set forth their respective agreement on the consulting services to be provided by Elliott to Crossnet.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.		ENGAGEMENT

1.1		Appointment:  Crossnet hereby contracts for the
services of Elliott and Elliott hereby agrees with Crossnet to perform services for Crossnet in accordance with the terms and conditions of this Agreement.

1.2		Scope of Duties:  Elliott agrees to act as President
and Chief Operating Officer of Crossnet and to perform the following responsibilities and duties to Crossnet to be provided by Elliott to Crossnet as consulting services (the "Consulting
Services"):

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	(a)	Elliott will manage and supervise the development,
marketing, operations and implementation of the "India.com" internet business to be developed by Crossnet (the "India.com Business") in accordance with the India.com Business Plan;

	(b)	Elliott will exercise general direction, supervision
and management over the business and financial affairs of the Corporation;

	(c)	Elliott will report directly to board of directors of
Crossnet;

	(d)	Elliott will perform such other duties and observe
such instructions as may be reasonably assigned to him from time to time by or on behalf of the board of directors of Crossnet, provided such duties are within the scope of the India.com Business and the financing of the India.com Business.

Elliott acknowledges and agrees that the provision of the Consulting Services will be on a full-time basis.

1.3		Best Efforts:  Elliott shall at all times use its best
efforts to advance the interests of Crossnet, and shall faithfully, industriously, and to the best of its abilities, perform the responsibilities and duties described above.

1.4		Covenants and Restrictions:  Elliott covenants and
agrees with Crossnet that Elliott will not engage in any activities which would bring Crossnet's reputation into disrepute.

1.6		Independent Contractor:  Elliott will at all times be
an independent contractor and shall not at any time be or be deemed to be an employee of Crossnet.

1.7		World Wide Web Institute:  Elliott may continue to
attend to the further development and expansion of the business of the World Wide Web Institute ("WWWI") during the term of this Agreement, provided that (i) the business of WWWI is complementary to and not adverse to or in competition with the India.com Business; (ii) Elliott will not use or reveal any confidential information or any trade secrets of Crossnet in pursuing the business of WWWI; and (iii) the pursuit of the business of WWWI will not prevent Elliott from performing his duties under this Agreement in a satisfactory manner.

2.		ASSIGNMENT OF BUSINESS CONCEPT

2.1		In consideration for the execution of this Agreement
by Crossnet, Elliott hereby sells, transfers and assigns to Crossnet all of Elliott's right, title and interest in and to all assets, property and undertaking, including intellectual property, which comprise the India.com Business Plan and the concept of the India.com Business (the "India.com

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Property"). Elliott represents and warrants to Crossnet that Elliott is the owner of all right, title and interest in and to the India.com Property. The transfer of the India.com Property to Crossnet is absolute and will not revert to Elliott upon termination of this Agreement for any reason, other than termination of this Agreement in accordance with Section 7.2(b).

2.2		Elliott will refer to the Company any future
opportunities presented to Elliott to establish Internet portal sites similar to the India.com Business during the term of this Agreement. In the event that the Company determines not to pursue the opportunity, Elliott will have the right to proceed with the opportunity, provided that (i) the business pursued is not adverse to or in competition with the India.com Business;
(ii) Elliott will not use or reveal any confidential information or any trade secrets of Crossnet in pursuing the business; and
(iii) the pursuit of the business will not prevent Elliott from performing his duties under this Agreement in a satisfactory manner.

3.		TERM

3.1		Initial Term:  The initial term of this Agreement
shall be three (3) years, commencing on the date of this Agreement, subject to earlier termination as hereinafter provided.

3.2		Renewal:  This Agreement may be renewed for further
terms of such duration and upon such terms and conditions as Elliott and Crossnet may mutually agree upon in writing.

4.		PAYMENT FOR CONSULTING SERVICES

4.1		Crossnet shall pay to Elliott a consultant fee in
consideration for the provision of the Consulting Services equal to the sum of $6,000 US per month (the "Consultant Fee"), subject to adjustment for the merit and performance of Elliott, at the sole discretion of the board of directors of the Company.

4.2		The Consulting Fee shall be payable by Crossnet to
Elliott on the last business day of each month during the term of this Agreement, with the first payment being due and payable on October 31, 1999.

4.3		Elliott shall deliver to Crossnet at the end of each
month, a report detailing all activities and services provided to Crossnet for that month, if requested by Crossnet.
4.4		Crossnet will pay to Elliott, in addition to the
Consultant Fee, the reasonable travel and promotional expenses and other specific expenses incurred by Elliott with the prior written approval of Crossnet.

4.5		Elliott may be granted, subject to the approval of
Crossnet's board of directors, incentive stock options to purchase shares of Crossnet's common stock in such

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amounts and at such times as the Board of Directors of Crossnet, in their absolute discretion, may from time to time determine. Such options will be in an amount and of a nature similar to those granted by Crossnet to its other directors and senior officers, with adjustment for the merit and performance of Elliott.

5.		CONFIDENTIALITY

5.1		Confidential Information and Non-Disclosure.  Elliott
acknowledges and agrees with Crossnet that all information connected with Crossnet's technology and business, including without limitation, all information, computer code, data, inventions, improvements, modifications, developments, technical manuals, or process-flow manuals, customer information and pricing information is confidential, and Elliott covenants and agrees with Crossnet to use his best efforts to ensure that such information does not become public knowledge and undertakes not to use such information for any purpose other than the business of the Company or to disclose such information or any part thereof to any other person except as may be necessary to carry out his rights and obligations under this Agreement. The obligations referred to in this paragraph shall continue beyond the termination of this Agreement.

6.		ASSIGNMENT OF INVENTIONS

6.1		Assignment of Inventions.  Any and all inventions,
discoveries, knowledge, information, developments and improvements made or conceived by Elliott in the course of management or development of the Business during the term of this Agreement shall be the sole and exclusive property of Crossnet, and Elliott will, whenever requested by Crossnet, execute any and all applications, assignments and other instruments which Crossnet shall deem necessary in order to assign and convey to Crossnet the sole and exclusive right, title and interest in and to the inventions, discoveries, knowledge and information, developments or improvements. The obligations referred to in this paragraph shall continue beyond the termination of this Agreement.

7.		TERMINATION

7.1		Termination by Crossnet for Default:  Crossnet may
terminate this Agreement at any time in the event of any breach of any material term of this Agreement, provided that written notice of default has been delivered to Elliott and Elliott has failed to remedy the default within thirty days of the date of delivery of notice of default.

7.2		Termination by Crossnet without Cause.  Crossnet may
terminate this Agreement at its option without cause or breach of any material term of this Agreement by Elliott upon:

(a)	the payment to Elliott of an amount equal to six
month's Consultant Fee; or

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                                -5-

(b)	the delivery to Elliott of written notice by
Crossnet of Crossnet's determination not to pursue the India.com Business.

In the event that Crossnet terminates this Agreement pursuant to
Section 7.2(b), Crossnet will concurrently with the delivery of notice of termination transfer all of its right, title and interest in and to all assets, property and undertaking, including intellectual property, which comprise the India.com Business as of the date of termination to Elliott.

Upon completion of the payment provided by Section 7.2(a) or the transfer of the India.com Business provided by Section 7.2(b), Crossnet will have no further liability or obligation to Elliott.

7.3		Termination by Elliott for Default: Elliott may
terminate this Agreement at any time in the event of any breach of any material term of this Agreement by Crossnet, provided that written notice of default has been delivered to Crossnet and Crossnet has failed to remedy the default within thirty days of the date of delivery of notice of default.

8.		OTHER PROVISIONS

8.1		Governing Law and Arbitration:  This Agreement shall
be governed by and construed in accordance with the laws of the State of Nevada and each party hereto adjourns to the
jurisdiction of the courts of the State of Nevada.   Any dispute
or claim arising hereunder shall be settled by arbitration. Any party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. The arbitration hearing shall be commenced thirty (30) days following the date of delivery of notice of arbitration by one party to the other, by the American Arbitration Association ("AAA") as arbitrator. The arbitration shall be conducted in Las Vegas, Nevada in accordance with the commercial arbitration rules promulgated by AAA, and each party shall retain the right to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both. The decision of the arbitrator shall be final, binding and conclusive on all parties (without any right of appeal therefrom) and shall not be subject to judicial review. As part of its decision, the arbitrator may allocate the cost of arbitration, including fees of attorneys and experts, as he or she deems fair and equitable in light of all relevant circumstances. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

8.2		Notice:  Any notice required or permitted to be given
under this Agreement shall be in writing and may be delivered personally or by telex or telecopier, or by prepaid registered post addressed to the parties at the above-mentioned addresses or at such other address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by telex or telecopier, on the date of delivery and, if mailed as aforesaid, then on the seventh business day after and excluding the day of mailing.

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8.3		Personal Nature:  This Agreement is a contract for
services and may not be assigned in whole or in part by Elliott.

8.4		Amendments:  This Agreement constitutes the entire
agreement between the parties and may only be amended in writing.

8.5		Severability. In the event that any term of this
Agreement that is held to be unlawful or unenforceable is severable and the remaining terms of the Agreement remain in force and effect.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day first above written.


SIGNED, SEALED AND DELIVERED
BY BRUCE ELLIOTT
in the presence of:


                                              /s/ Bruce Elliott
__________________________________            __________________________________
Signature                                     BRUCE ELLIOTT

__________________________________
Name

__________________________________
Address



CROSSNET VENTURES, INC.
by its authorized signatory:


/s/ H. Thomson
________________________________
Authorized Signatory